                                             Exhibit 99.1

Media contact	Investor contact
Chris Grams, 312.930.3435	John Peschier, 312.930.8491
Laurie Bischel, 312.648.8698	CME-G
news@cmegroup.com
www.cmegroup.mediaroom.com
FOR IMMEDIATE RELEASE
CME Group Inc. Reports Fourth-Quarter and Full-Year 2021 Financial Results
    CHICAGO, February 9, 2022 - CME Group Inc. (NASDAQ: CME) today reported financial results for the fourth quarter and full year of 2021.
    The company reported revenue of $1.1 billion and operating income of $632 million for the fourth quarter of 2021. Net income was $625 million and diluted earnings per common share were $1.71. On an adjusted basis, net income was $608 million and diluted earnings per common share were $1.66. Financial results presented on an adjusted basis for the fourth quarter of 2021 and 2020 exclude certain items, which are detailed in the reconciliation of non-GAAP results.1
    Total revenue for full-year 2021 was $4.7 billion and operating income was $2.6 billion. Net income was $2.6 billion and diluted earnings per common share were $7.29. On an adjusted basis, net income was $2.4 billion, and diluted earnings per common share were $6.67.
    "We achieved record trading volume in 2021, driven by client demand for tools to hedge against continued economic uncertainty across markets," said CME Group Chairman and Chief Executive Officer Terry Duffy. "We delivered strong performance across core benchmarks, new products and international business during 2021. Additionally, we announced a 10-year strategic partnership with Google Cloud to transform global derivatives markets through cloud adoption, and introduced several innovative, new micro-sized and ESG-focused products and services. We are pleased 2022 is off to a strong start with our highest January average daily volume on record of 24.6 million contracts, led by strong equity index and interest rate volumes, including numerous SOFR futures and options records, and 10% year-over-year growth in overall open interest. Moving ahead, we will continue to focus on providing the risk management tools our clients need to navigate ongoing uncertainties around the world."
    Fourth-quarter 2021 average daily volume (ADV) was 20.5 million contracts, up 26% versus fourth-quarter 2020. Non-U.S. ADV for full-year 2021 reached a record 5.5 million contracts, up 4% compared with the same period in 2020.

1. A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements and earnings presentation materials.
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    Clearing and transaction fees revenue for fourth-quarter 2021 totaled $949 million. The total average rate per contract was $0.650. Market data revenue totaled $142 million for fourth-quarter 2021.
    As of December 31, 2021, the company had approximately $2.9 billion in cash (including $100 million deposited with Fixed Income Clearing Corporation (FICC) and included in other current assets) and $3.4 billion of debt. The company declared dividends during 2021 of
$2.5 billion, including the annual variable dividend of $1.2 billion. The company has returned over $17.5 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

    CME Group will hold a Q&A conference call to discuss fourth-quarter 2021 results at 8:30 a.m. Eastern Time today. A live audio webcast of the Q&A call will be available on the Investor Relations section of CME Group’s website at www.cmegroup.com. An archived recording will be available for up to two months after the call.

    As the world's leading derivatives marketplace, CME Group (www.cmegroup.com) enables clients to trade futures, options, cash and OTC markets, optimize portfolios, and analyze data - empowering market participants worldwide to efficiently manage risk and capture opportunities. CME Group exchanges offer the widest range of global benchmark products across all major asset classes based on interest rates, equity indexes, foreign exchange, energy, agricultural products and metals.  The company offers futures and options on futures trading through the CME Globex® platform, fixed income trading via BrokerTec and foreign exchange trading on the EBS platform. In addition, it operates one of the world's leading central counterparty clearing providers, CME Clearing.

CME Group, the Globe logo, CME, Chicago Mercantile Exchange, Globex, and, E-mini are trademarks of Chicago Mercantile Exchange Inc.  CBOT and Chicago Board of Trade are trademarks of Board of Trade of the City of Chicago, Inc.  NYMEX, New York Mercantile Exchange and ClearPort are trademarks of New York Mercantile Exchange, Inc.  COMEX is a trademark of Commodity Exchange, Inc. BrokerTec, and EBS are trademarks of BrokerTec Europe LTD, EBS Group LTD, respectively. Dow Jones, Dow Jones Industrial Average, S&P 500 and S&P are service and/or trademarks of Dow Jones Trademark Holdings LLC, Standard & Poor's Financial Services LLC and S&P/Dow Jones Indices LLC, as the case may be, and have been licensed for use by Chicago Mercantile Exchange Inc.  All other trademarks are the property of their respective owners.

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Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers at substantially similar trading levels, develop strategic relationships and attract new customers; our ability to expand and globally offer our products and services; changes in regulations, including the impact of any changes in laws or government policies with respect to our products or services or our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand or changes to regulations in various jurisdictions; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our credit and liquidity risk management practices to adequately protect us from the credit risks of clearing members and other counterparties, and to satisfy the margin and liquidity requirements associated with the BrokerTec matched principal business; the ability of our compliance and risk management programs to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; our dependence on third-party providers and exposure to risk through third parties, including risks related to the performance, reliability and security of technology used by our third-party providers; volatility in commodity, equity and fixed income prices, and price volatility of financial benchmarks and instruments such as interest rates, credit spreads, equity indices, fixed income instruments and foreign exchange rates; economic, social, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; the impact of the COVID-19 pandemic and response by governments and other third parties; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks, control the costs and achieve the synergies associated with our strategy for acquisitions, investments and alliances, including those associated with our joint venture with IHS Markit and our partnership with Google Cloud; the uncertainty related to the transition from LIBOR; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options transactions and/or repeal of the 60/40 tax treatment of such transactions; our ability to maintain our brand and reputation; and the unfavorable resolution of material legal proceedings.  For a detailed discussion and additional information concerning these and other factors that might affect our performance, see our other recent periodic filings, including our Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the Securities and Exchange Commission ("SEC") on February 26, 2021, under the caption "Risk Factors".

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CME Group Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions)

	December 31, 2021	December 31, 2020
ASSETS
Current Assets:
Cash and cash equivalents	$2,834.9	$1,633.2
Marketable securities	115.0	100.9
Accounts receivable, net of allowance	434.5	461.3
Other current assets (includes $4.8 and $4.7 in restricted cash)	427.8	306.7
Performance bonds and guaranty fund contributions	157,949.6	86,781.8
Total current assets	161,761.8	89,283.9
Property, net of accumulated depreciation and amortization	505.3	579.2
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	3,532.0	4,865.3
Goodwill	10,528.0	10,798.8
Other assets (includes $0.5 and $0.6 in restricted cash)	3,277.9	1,957.1
Total Assets	$196,780.3	$124,659.6
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$48.8	$69.3
Short-term debt	749.4	—
Other current liabilities	1,650.6	1,346.8
Performance bonds and guaranty fund contributions	157,949.6	86,781.8
Total current liabilities	160,398.4	88,197.9
Long-term debt	2,695.7	3,443.8
Deferred income tax liabilities, net	5,390.4	5,607.0
Other liabilities	896.5	1,059.4
Total Liabilities	169,381.0	98,308.1
CME Group Shareholders’ Equity	27,399.3	26,319.9
Non-controlling interests	—	31.6
Total Equity	27,399.3	26,351.5
Total Liabilities and Equity	$196,780.3	$124,659.6

CME Group Inc. and Subsidiaries
Consolidated Statements of Income
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenues
Clearing and transaction fees	$949.3	$843.0	$3,765.1	$3,897.4
Market data and information services	142.1	139.8	576.9	545.4
Other	55.9	115.7	347.7	440.8
Total Revenues	1,147.3	1,098.5	4,689.7	4,883.6
Expenses
Compensation and benefits	201.7	215.6	837.0	856.5
Technology	45.8	53.6	192.6	198.5
Professional fees and outside services	32.3	50.0	151.7	191.3
Amortization of purchased intangibles	58.6	79.0	237.6	311.2
Depreciation and amortization	35.9	41.5	147.8	153.2
Licensing and other fee agreements	60.4	57.9	236.9	244.9
Other	80.9	85.9	240.9	290.6
Total Expenses	515.6	583.5	2,044.5	2,246.2
Operating Income	631.7	515.0	2,645.2	2,637.4
Non-Operating Income (Expense)
Investment income	67.8	31.1	306.9	182.7
Interest and other borrowing costs	(41.9)	(41.7)	(166.9)	(166.2)
Equity in net earnings (losses) of unconsolidated subsidiaries	67.5	46.6	245.8	190.6
Other non-operating income (expense)	74.2	(16.0)	342.6	(122.4)
Total Non-Operating Income (Expense)	167.6	20.0	728.4	84.7
Income before Income Taxes	799.3	535.0	3,373.6	2,722.1
Income tax provision	174.1	110.2	736.7	615.7
Net Income	625.2	424.8	2,636.9	2,106.4
Less: net (income) loss attributable to non-controlling interests	—	(0.8)	(0.5)	(1.2)
Net Income Attributable to CME Group	625.2	424.0	2,636.4	2,105.2
Net Income Attributable to Common Shareholders of CME Group	$613.3	$424.0	$2,617.1	$2,105.2

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.71	$1.18	$7.30	$5.88
Diluted	1.71	1.18	7.29	5.87
Weighted Average Number of Common Shares:
Basic	358,582	358,047	358,340	357,764
Diluted	359,019	358,612	358,929	358,524

CME Group Inc. and Subsidiaries
Quarterly Operating Statistics

	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Trading Days	64	61	63	64	64
Quarterly Average Daily Volume (ADV)(1)
CME Group ADV (in thousands)

Product Line	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Interest rates	6,273	10,349	8,581	8,111	9,805
Equity indexes	5,148	6,117	4,926	5,100	5,943
Foreign exchange	818	852	769	776	800
Energy	1,940	2,363	1,963	2,179	2,252
Agricultural commodities	1,478	1,471	1,631	1,141	1,216
Metals	568	675	568	480	475
Total	16,225	21,827	18,438	17,786	20,490
Venue
CME Globex	15,469	20,436	17,223	16,652	19,043
Open outcry	273	678	646	598	792
Privately negotiated	483	713	569	536	656
Total	16,225	21,827	18,438	17,786	20,490

Quarterly Average Rate Per Contract (RPC)(1)
CME Group RPC

Product Line	4Q 2020	1Q 2021	2Q 2021	3Q 2021	4Q 2021
Interest rates	$0.490	$0.475	$0.491	$0.483	$0.487
Equity indexes	0.523	0.532	0.555	0.555	0.526
Foreign exchange	0.739	0.779	0.805	0.803	0.779
Energy	1.165	1.097	1.140	1.127	1.111
Agricultural commodities	1.301	1.343	1.343	1.319	1.323
Metals	1.389	1.415	1.438	1.463	1.452
Average RPC	$0.699	$0.658	$0.695	$0.677	$0.650

1. ADV and RPC includes futures and options on futures only.

CME Group Inc. and Subsidiaries
Reconciliation of GAAP to non-GAAP Measures
(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net Income Attributable to CME Group	$625.2	$424.0	$2,636.4	$2,105.2
Restructuring and severance	10.1	5.5	35.9	22.1
Amortization of purchased intangibles(1)	69.9	79.0	253.0	311.2
Litigation matters	(15.7)	0.8	(18.8)	8.2
Strategic transaction-related costs(2)	5.3	16.2	41.3	42.6
Foreign exchange transaction losses	(0.6)	6.9	(0.4)	9.3
Unrealized and realized (gains) losses on investments	(62.5)	0.5	(518.0)	6.8
Gain on sale of real estate	(30.4)	—	(30.4)	—
(Gains) Losses on derivatives	—	—	—	(1.5)
Realized and unrealized losses on assets(3)	0.3	4.3	2.0	33.1
Trading floor enhancements	4.6	—	6.0	2.5
Income tax effect related to above	6.6	(24.2)	(27.5)	(109.9)
Other income tax items	(5.3)	(15.9)	32.2	(18.5)
Adjusted Net Income Attributable to CME Group	$607.5	$497.1	$2,411.7	$2,411.1

Adjusted Net Income Attributable to Common Shareholders of CME Group	$595.7	$497.1	$2,392.8	$2,411.1

Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.71	$1.18	$7.30	$5.88
Diluted	1.71	1.18	7.29	5.87

Adjusted Earnings per Share Attributable to Common Shareholders of CME Group:
Basic	$1.66	$1.39	$6.68	$6.74
Diluted	1.66	1.39	6.67	6.72

Weighted Average Number of Shares:
Basic common shares	358,582	358,047	358,340	357,764
Diluted common shares	359,019	358,612	358,929	358,524
Preferred shares(4)	2,890	—	728	—

1. Includes $11.2 million of amortization of purchased intangibles (net of tax) at OSTTRA, reported in Equity in net earnings of unconsolidated subsidiaries.
2. Strategic transaction-related costs primarily include professional fees related to the NEX integration and Google transaction.
3. Results include net gains and losses on intangible assets, fixed assets and assets held for sale.
4. Preferred shares have similar rights as common shares without voting rights. A total of 4.6 million shares were issued and outstanding as of December 31, 2021.